EXHIBIT 10 (h)

COMPUTER TASK GROUP, INCORPORATED

NONQUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN

2007 RESTATEMENT

DEFINITIONS, BACKGROUND, PURPOSE AND EFFECTIVE DATE

Definitions. For purposes of the Plan, the following terms have the definitions stated below unless the context clearly indicates otherwise:

“Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the death benefits specified under this Plan if the Participant dies, and means the Participant’s executor or administrator if the Committee determines no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of Computer Task Group, Incorporated.

“Change in Control Event” means any of the following:Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation’s securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation’s business and/or assets to a person or entity that is not a Subsidiary or other affiliate; or

Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of any of its subsidiaries or any Person holding common shares of the Corporation for or pursuant to the terms of any such employee benefit plan, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

“CEO” means the Chief Executive Officer of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board.

“Compensation” means base salary and bonus compensation actually earned by a Participant in a calendar year, including any compensation made pursuant to a salary reduction agreement (e.g., cafeteria plans, 401(k) Plan elective deferrals) that are not includible in a Participant’s gross income under Code §§ 125, 402(e)(3), and 132(f) (qualified transportation fringes) and this Plan, and excluding, without limitation, (i) any amounts paid to a Participant under any other qualified or nonqualified compensation plan, including without limitation any amounts paid pursuant to a stock option or other stock plan and (ii) any noncash compensation such as relocation expenses, advances on salary and travel advances.

“Corporation” means Computer Task Group, Incorporated, a New York corporation, and its successors.

“Corporation Stock” means shares of common stock, $.01 par value, issued by the Corporation, or any successor securities thereto.

“Corporation Contribution Account” means a sub-account of the Deferred Compensation Account, comprised of Corporation Contributions credited to that sub-account, and adjusted for earnings and losses on that sub-account.

“Deferred Compensation Account” means the account maintained for each Participant to which are credited all amounts allocated to that account in accordance with this Plan, and adjusted for earnings and losses on that account.

“Employee Contribution Account” means a sub-account of the Deferred Compensation Account, comprised of the Employee Contributions allocated to that sub-account and earnings and losses on that sub-account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Fair Market Value” means, for any particular date, (i) for any period during which the Corporation Stock is listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDQ”), the closing price per share of Corporation Stock on such exchange or the NASDQ official close price as of such trading day, or (ii) the market price per share of Corporation Stock as determined in good faith by the Committee in the event (i) above is not applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day will be the Fair Market Value on the next preceding day when the markets were open.

“401(k) Plan” means the Computer Task Group, Incorporated 401(k) Retirement Plan.

“Participant” means an employee selected to participate in the Plan pursuant to Section 2.1.

“Plan” means the Computer Task Group, Incorporated Nonqualified Key Executive Deferred Compensation Plan as initially approved by the Committee on February 2, 1995, and as amended from time to time.

“Plan Administrator” means the Committee.

“Plan Year” means the calendar year, unless otherwise determined by the Committee. The first Plan Year commenced on January 1, 1995.

“Rabbi Trust” means a trust agreement, if established, entered into by and between the Corporation and any trustee, to provide certain benefits under this Plan.

“SEC” means the Securities and Exchange Commission.

“Separation from Service” with respect to any Participant means: a termination of his or her employment with the Corporation on account of his or her retirement, death, Total Disability, or other voluntary or involuntary separation from service. An event will be deemed to constitute a Separation from Service only if it represents a “separation from service” within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.

“Separation from Service for Cause” means termination of employment due to embezzlement from the Corporation; theft from the Corporation; defrauding the Corporation; use or disclosure of Corporation or client confidential or proprietary information; engaging in activities or businesses that are substantially in competition with the Corporation; any other action, activity or course of conduct substantially detrimental to the Corporation’s business or business reputation; or violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition, or other contractual agreement between the Participant and the Corporation.

“Specified Employee” means an Employee who qualifies as a “specified employee” within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code. An employee who is a Specified Employee at any time during the 12 month period ending on December 31 will be deemed to be a Specified Employee for the 12 month period commencing the following April 1.

“Stock Unit” means the right to receive a share of Corporation Stock that is granted pursuant to the terms of Sections 3.2 and 4.3.

“Total Disability” means a disability where Participant is unable to effectively engage in the material activities required for Participant’s position with the Corporation by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a period of 90 consecutive days or for shorter periods aggregating 180 days in any consecutive 12 month period.

“Unforeseeable Emergency” is a severe financial hardship resulting from extraordinary and unforeseeable circumstances arising as a result of one or more recent events beyond the control of the Participant. The need to send the Participant’s child to college or the desire to purchase a residence will not be considered Unforeseeable Emergencies. Withdrawals or acceleration will not be permitted to the extent the emergency is or may be relieved (1) through reimbursement or compensation by insurance or otherwise, or (2) by liquidation of the Participant’s assets, to the extent the liquidation of those assets would not itself cause severe financial hardship. An event will be deemed to constitute an “Unforeseeable Emergency” only if it represents the “occurrence of an unforeseeable emergency” within the meaning of guidance issued by the Secretary of the Treasury under Section 409A of the Code.

Background and Purpose of the Plan. The purpose of the Plan is to establish an unfunded plan to provide Corporation-provided deferred compensation commensurate with the performance of the Corporation for a select group of highly compensated employees, to retain the services of certain of those employees, and to provide an additional elective opportunity for certain of those employees to defer a portion of their compensation on terms established by the Committee.

Effective Date. The original effective date of the Plan is January 1, 1995. The Plan was previously restated on January 1, 2003, and May 3, 2006. The effective date of this restatement is January 1, 2007.

PARTICIPATION

Eligibility for Participation. An employee of the Corporation will be eligible to participate in the Plan if, with respect to the ability to make Elective Contributions pursuant to Section 3.1 and to be awarded Corporation Contributions pursuant to Section 3.2, the employee is recommended by the CEO to participate in the Plan and that recommendation is approved by the Committee, in its sole discretion. Any employee selected as a Participant becomes a Participant immediately following the employee’s selection.

Cessation of Eligibility. With respect to any Plan Year, a Participant will continue to be eligible to elect to defer Compensation pursuant to Section 3.1 and to receive an award of Corporation Contributions pursuant to Section 3.2, so long as the Participant’s eligibility has not been terminated. A Participant’s eligibility to participate in the Plan may be terminated on the recommendation of the CEO and the approval of the Committee, effective as of December 31 of the year in which the termination is approved.

CONTRIBUTIONS

Employee Contributions.

Initial Employee Elective Deferral. During the initial 30-day period following a Participant’s selection for participation in the Plan under Article 2, the Participant may irrevocably elect to defer all or a part of his or her Compensation, not yet earned during that Plan Year, in a certain dollar amount or percentage not to exceed that permitted by the Committee.

Subsequent Employee Contributions. With respect to any subsequent Plan Year, a Participant may irrevocably elect prior to January 1 of that Plan Year to defer all or a part of his or her Compensation in a certain dollar amount or percentage not to exceed that permitted by the Committee. All amounts deferred under subsections 3.1(a) and 3.1(b)

constitute “Employee Contributions” under the Plan. The Committee will credit the Participant’s Employee Contribution Account with an amount equal to those Employee Contributions at the times and in amounts as would otherwise have been paid or made available to that Participant. The elections described in subsections 3.1(a) and 3.1(b) will be made by the time and using the forms the Plan Administrator provides.

Corporation Contributions. With respect to each Plan Year, a Participant eligible to receive an award of Corporation Contributions will be awarded an amount equal to a specified percentage of the Participant’s Compensation for the Plan Year. The percentage will be determined for each Plan Year based on the degree of achievement by the Corporation of certain performance targets recommended by the CEO and approved by the Committee. Both the award percentages and the degree of the achievement of the performance targets will be determined by the Committee, in its sole discretion, at a meeting of the Committee following the close of the audit of the Corporation by its outside accountants for the Plan Year. The award will be credited to the Participant’s Corporation Contribution Account as soon as practicable following the determination of the Committee as to the amount of the award, if any, for the Plan Year and an election by the Participant as to the percentage, if any, of the award to be invested in Stock Units pursuant to Section 4.3.

ACCOUNTS AND INVESTMENTS

The Deferred Compensation Account. The Committee will maintain for each Participant a Deferred Compensation Account to which it will credit all amounts allocated to the Participant’s Employee Contribution Account and Corporation Contribution Account in accordance with Sections 3.1 and 3.2. The Committee will credit the Participant’s Deferred Compensation Account with contributions at the time the contributions are received in accordance with Sections 3.1 and 3.2. Each Participant’s Deferred Compensation Account will be adjusted no less often than annually to reflect the credits made to the Deferred Compensation Account and any interest, earnings, gains and losses thereon pursuant to Section 4.2. These adjustments will be made as long as any amount remains credited to the Deferred Compensation Account. The amounts allocated and the adjustments made comprise the Deferred Compensation Account at any time.

Interest, Earnings, Gains and Losses. Amounts represented by each Participant’s Deferred Compensation Account will be separately credited with interest or invested in one or more investment vehicles in the sole discretion of the Committee. The amounts contributed to a Participant’s Deferred Compensation Account may be invested in the manner directed by the Participant, subject to final approval and authorization by the Committee in accordance with Sections 6.2 and 6.3, as applicable. In making investment decisions, Participants will select from among the investment options made available by the Plan Administrator. All or a portion of a Participant’s Company Contribution Account may be invested in Stock Units in accordance with Section 4.3. Subject to Section 4.3, the Plan Administrator will prescribe rules regarding the manner and frequency of changes of investment selections by Participants. Each Deferred Compensation Account will be separately credited with the interest or the earnings, gains and losses of those individual investment vehicles for the period for which the account is so invested no less often than annually.

Investment of Company Contribution in Stock Units. On the award of a Corporation Contribution under Section 3.2, a Participant may elect, subject to final approval and authorization of the Committee in accordance with Section 6.3, to invest all or a portion of the Corporation Contribution for the Plan Year in Stock Units. Such an election to invest an amount in Stock Units will be irrevocable as of the date the Corporation Contribution is credited to the Participant’s Corporation Contribution Account. The number of Stock Units credited to a Participant’s Corporation Contribution Account will be equal to the amount of the Corporation Contribution allocated to Stock Units, divided by the Fair Market Value of one share of Corporation Stock as of the date the Corporation Contribution is credited to the Participant’s account. Subject to Section 4.9, at the time of payment of the Participant’s Deferred Compensation Account, each Stock Unit will be redeemed for one share of Corporation Stock.

The Rabbi Trust. The Committee may, but is not required to, determine that the Corporation establish a Rabbi Trust to which the Corporation must contribute all amounts credited to the Employee and Corporation Contribution Accounts in accordance with Articles 3 and 4.

Rights as General Creditor. Unless the Corporation establishes the Rabbi Trust, a Deferred Compensation Account does not constitute a trust fund or escrow. A Participant’s interest in the Deferred Compensation Account and in the Rabbi Trust, if established, is limited to the right to receive payments as provided under the Plan and the Rabbi Trust, if any, and the Participant’s position is that of a general unsecured creditor of the Corporation with respect to the entire Deferred Compensation Account, i.e., the Corporation Contributions, Employee Contributions, and interest, earnings, gains and losses on them.

Vesting in Employee Contribution Account. Except as otherwise provided in this Article, a Participant at all times has a 100% nonforfeitable right to the value of his or her Employee Contribution Account.

Vesting in Corporation Contribution Account.

Except as otherwise described in subsections (b) through (c), on the fifth anniversary of the Participant’s date of hire, as defined in the 401(k) Plan, a Participant will be fully vested in and have a 100% nonforfeitable right to his or her Corporation Contribution Account and no Participant has any right to any amount in that account prior to that date.

If a Participant (i) incurs a Separation from Service involuntarily and without Cause, or due to death, Total Disability, or retirement at age 65 or later, or (ii) if there is a Change in Control Event, that Participant will be fully vested in and have a 100% nonforfeitable right to his or her Corporation Contribution Account at the date of that Separation from Service or Change in Control Event, as the case may be.

If a Participant incurs a Separation from Service for Cause, the Participant must forfeit all amounts in the Participant’s Corporation Contribution Account.

Payment of Benefits.

Normal Form. Except as otherwise provided in this Section and subject to the vesting provisions of Section 4.7, if a Participant does not make an election in the time and manner specified in subsection (b), payment of the vested value of that Participant’s Deferred Compensation Account will be paid in a lump sum as soon as practicable after the Participant is Separated from Service. Except for those amounts, if any, in the Corporation Contribution Account that are invested in Stock Units, vested amounts from the Employee Contribution Account and the Corporation Contribution Account will be paid in the form of cash. Stock Units will be paid in shares of Corporation Stock in accordance with Section 4.3. If on the date of the Participant’s Separation from Service he or she is a Specified Employee, no benefits will be paid prior to the date that is six months after the date of Separation from Service.

Alternative Form.

Initial Election. During the initial 30-day period following a Participant’s selection for participation in the Plan under Article 2, a Participant may elect: (i) to have the payment of the value of the Participant’s Deferred Compensation Account commence upon the earlier of a specified date or a Separation from Service; and/or (ii) to have payments distributed on an installment basis, the duration of which cannot last longer than 15 years. If the Participant elects to receive his or her benefits under this Plan on an installment basis and the Participant is a Specified Employee on the date the Participant is Separated from Service, no benefits will be paid prior to the date that is six months after the date of the Participant’s Separation from Service. Payments to which a Participant would otherwise be entitled during the first six months following the date of Separation from Service will be accumulated and paid on the day that is six months after the date of Separation from Service. If a Participant who holds Stock Units elects installment payments under this Section 4.8, the number of shares of Corporation Stock issuable each year will be rounded down to the nearest whole share of stock. The value of any remaining fractional shares will be paid in cash at the same time shares are issued.

Subsequent Election. After the initial 30-day period following a Participant’s selection for participation in the Plan under Article 2, a Participant may make a subsequent election to change the date on which and the form in which all Plan benefits, if any, will be paid. This subsequent election (i) must be in writing, (ii) must be made 12 months before payments would otherwise commence, (iii) will not be effective until 12 months after the date on which the election is made, and (iv) in the case of an election related to a payment other than a payment on account of death, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date the payment would otherwise have been made. Elections made under this section must be filed in compliance with the rules and procedures prescribed by the Committee.

Unforeseeable Emergency. In the case of an Unforeseeable Emergency, a Participant may submit a written request to the Committee for (1) a distribution of all or a part of his or her Employee Contribution Account and, if fully vested, all or a part of his or her Corporation Contribution Account, prior to the date benefits otherwise would be payable, or (2) an acceleration of the payment of installment payments that already have begun. Withdrawals or acceleration because of an Unforeseeable Emergency are permitted only to the extent reasonably necessary to satisfy the emergency and to the extent they are permitted under Section 409A of the Code.

Forfeiture. Notwithstanding any other provision of the Plan, a Participant will forfeit all future benefits payable from his or her Corporation Contribution Account under the Plan if the Committee determines the Participant to be engaged in any of the following activities:

Use or disclosure of Corporation or client confidential or proprietary information;

Activities or businesses substantially in competition with the Corporation;

Any other action, activity or course of conduct substantially detrimental to the Corporation’s business or business reputation; or

Violation of the provision of the terms of any nondisclosure and nonsolicitation, noncompetition, or other contractual agreement between the Participant and the Corporation.

Death Benefits. If a Participant dies before payments to the Participant have been completed under Section 4.8, the balance of the Participant’s benefit, including any outstanding Stock Units, will be paid to his or her Beneficiary in the form of a single lump sum cash payment as soon as practicable after the death of the Participant. Cash payment for Stock Units, if any, will be based on the Fair Market Value of Corporation Stock as of the date of death. Each Participant may designate the Beneficiary for the benefits provided on his or her death under the Plan. That designation may be changed from time to time. All designations must be made on forms provided by and filed with the Plan Administrator.

Set-off. Notwithstanding any other provision of this Plan, any amounts payable to the Participant or any Beneficiary under this Plan may be used by the Corporation to set off any indebtedness owed to the Corporation by that Participant or Beneficiary for any reason.

AMENDMENT, SUSPENSION, OR TERMINATION

Amendment, Suspension, or Termination. The Committee may amend, suspend or terminate the Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of the Committee.

No Reduction. No amendment, suspension or termination may operate to adversely affect the benefit otherwise available to a Participant under the Plan determined as if the Participant had ceased being a Participant on or before the effective date of that amendment, suspension, or termination. The value of a Participant’s Deferred Compensation Account, if any, determined as of the effective date of that amendment, suspension or termination will continue to be adjusted for investment results as provided in Sections 4.1 through 4.3 until paid. Any benefit determined as of that date will continue to be payable as provided in Sections 4.6 through 4.8.

ADMINISTRATION OF THE PLAN

Named Fiduciary. The named fiduciary of the Plan is the Committee.

Administration by Committee. The general administration of this Plan, as well as its construction and interpretation, is the responsibility of the Committee, the number and members of which are designated and appointed from time to time by, and serve at the pleasure of the Board. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee. Vacancies will be filled promptly by the Board. The Corporation will pay any and all expenses incurred in the administration of the Plan.

Delegation. The Board may designate one of the members of the Committee as chairman and may appoint a Secretary who need not be a member of the Committee and may be a Participant in the Plan. The Secretary will keep minutes of the Committee’s proceedings and all data, records and documents relating to the Committee’s administration of the Plan. The Committee may appoint from its number subcommittees with such powers as the Committee determines and may authorize one or more members of the Committee or any agent to execute or deliver any instrument or make any payment on behalf of the Committee. The Committee may delegate to one or more members of the Committee or officers of the Corporation the authority to approve and authorize investment decisions made by Participants. To the extent necessary for the exemption from Section 16(b) of the Securities

Exchange Act of 1934 provided by SEC Rule 16b-3 to be available, any investment decision made by a Participant who is an officer of the Corporation that relates to the Participant’s Corporation Contribution Account shall be approved by the Board or a committee of the Board consisting solely of “Non-Employee Directors” (as that term is defined under SEC Rule 16b-3).

Majority Vote. All resolutions or other actions taken by the Committee must be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting.

Exclusive Right to Interpret Plan. The Committee, from time to time, will establish rules, forms and procedures for the administration of the Plan. The Committee has the exclusive right to interpret the Plan and to decide any and all matters arising under it or in connection with the administration of the it. The decisions, actions and records of the Committee are conclusive and binding on the Corporation and all persons having or claiming to have any right or interest in or under the Plan.

Reliance. The members of the Committee and the officers and directors of the Corporation are entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Corporation.

Indemnification. No member of the Committee is liable for any act or omission of any other member of the Committee, nor for any act or omission on his or her own part. The Corporation must indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his or her membership on the Committee. Expenses against which a member of the Committee will be indemnified hereunder include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement of one of those. This right of indemnification is in addition to any other rights to which any member on the Committee may be entitled as a matter of law.

Additional Powers. The Committee has the power to compute and certify under the Plan the amount and kind of benefits from time to time payable to Participants and their beneficiaries and to authorize all disbursements for those purposes.

Information. The Corporation will supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirements, deaths or other terminations of employment, and other pertinent facts as the Committee may require.

STOCK SUBJECT TO THE PLAN

Shares Available for Stock Units. The total number of shares of Corporation Stock with respect to which Stock Units may be redeemed under the Plan will not exceed             shares. Such shares may be authorized but unissued Corporation Stock or authorized and issued Corporation Stock held in the Corporation’s treasury or acquired by the Corporation for the purposes of the Plan.

Adjustment for Change in Capitalization. If there is any change in the outstanding shares of Corporation Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Corporation is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Stock Unit will be proportionately adjusted by the Committee, whose determination will be final and binding. After any adjustment made pursuant to this Section 7.2, the number of shares subject to each outstanding Stock Unit will be rounded to the nearest whole number.

Other Adjustments. In the event of any transaction or event described in Section 7.2 or any unusual or nonrecurring transactions or events affecting the Corporation, any affiliate of the Corporation, or the financial statements of the Corporation or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Corporation Contribution under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Stock Units or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

To provide for either (1) termination of any Stock Unit in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the realization of the Participant’s rights as of the date of the occurrence of the transaction or event described in this Section 7.3, or (2) the replacement of the Stock Unit with other rights or property selected by the Committee in its sole discretion;

To provide that the Stock Unit be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

To make adjustments in the number and type of shares of Corporation Stock subject to outstanding Stock Units and/or in the terms and conditions of rights and awards that may be granted in the future;

To provide that the Stock Unit will be payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan; and

To provide that the Stock Unit cannot vest or become payable after such event.

Re-use of Shares. To the extent a Corporation Contribution invested in Stock Units is forfeited for any reason, or is settled by payment of cash, any shares of Corporation Stock subject to the Stock Units will again be available for investment in Stock Units under the Plan. Shares withheld to satisfy tax withholding obligations will not be available for further investment in Stock Units under the Plan.

Rights as a Stockholder. A Participant will have none of the rights of a shareholder with respect to shares of Corporation Stock covered by any Stock Unit until the date of issuance of a stock certificate with respect to the shares. A Participant will not be entitled to receive dividends or dividend equivalents with respect to Stock Units that have not yet been redeemed for shares of Corporation Stock.

Securities Matters.

The Corporation is under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Corporation Stock to be issued under the Plan or to effect similar compliance under any state laws. Notwithstanding anything in the Plan to the contrary, the Corporation is not obligated to cause to be issued or delivered any certificates evidencing shares of Corporation Stock pursuant to the Plan unless and until the Corporation is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which shares of Corporation Stock are listed. Certificates evidencing shares of Corporation Stock issued pursuant to the terms of this Plan may bear such legends as the Committee or the Corporation, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.

It is intended that the Plan be interpreted and administered to the maximum extent possible so as to make the exemption under SEC Rule 16b-3 available for the transactions under the Plan. If any provision of the Plan would cause the exemption under SEC Rule 16b-3 to be unavailable if applied as written, such provision will not have effect as written and will be given effect so as to make the exemption under SEC Rule 16b-3 available, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Stock Units to make available the exemption under SEC Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to SEC Rule 16b-3.

GENERAL PROVISIONS

Funding. The Plan and the Rabbi Trust, if established, constitute an unfunded arrangement and have the status as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of ERISA. The plan is not intended to be the principal source of retirement income for the Participants or Beneficiaries.

Nonassignability. The interests of any person under the Plan (other than the Corporation) must not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of that person, and any attempt to effectuate any such actions shall be void.

Interest of Participant. Except as provided in the Rabbi Trust, if any, a Participant and the Participant’s Beneficiaries, in respect of the Participant’s Deferred Compensation Account, and any benefit to be paid under the Plan, are and remain simply creditors of the Corporation in the same manner as any other creditor having a general claim, if and when the Participant’s or Beneficiaries’ rights to receive payments mature and become payable. Except as provided in the Rabbi Trust, if any, at no time may the Participant be deemed to have any right, title or interest, legal or equitable, in any asset of the Corporation, including, but not limited to any investments held.

Leaves of Absence. The Committee may permit the Participant to take a leave of absence for a period not to exceed one year. During that leave, the Participant still will be considered to be in the continuous employment of the Corporation for all purposes of this Plan.

Withholding. The Corporation has the right to deduct or withhold from the benefits paid under the Plan (or from other amounts payable to the Participant, if necessary) all taxes that may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security payments, income tax withholding and any other deduction or withholding required by law) now in effect or that may become effective any time during the term of the Plan. Whenever shares of Corporation Stock are to be delivered as payment for Stock Units, the Corporation will have the right to require the Participant to remit to the Corporation in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related to the payment. The Committee in its sole discretion may permit a Participant to satisfy the foregoing requirement by electing to have the Corporation withhold from delivery shares of Corporation Stock having a value equal to the minimum amount of tax required to be withheld. Such shares will be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts will be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to the Stock Unit award. Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.

Exclusivity of Plan. The Plan is intended solely for the purpose of providing deferred compensation to the Participants to the mutual advantage of the parties. Nothing contained in the Plan may affect or interfere in any way with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.

No Right to Continued Service. Neither the Plan nor any agreements signed in relationship to the Plan, either singly or collectively, may obligate the Corporation in any way to continue the employment of a Participant with the Corporation or prohibit the Corporation from terminating a Participant’s employment. Nor does this Plan or the Plan Participation Agreement prohibit or restrict the right of a Participant to terminate employment with the Corporation. Termination of a Participant’s employment with the Corporation, whether by action of the Corporation or by the Participant, immediately terminates the Participant’s future participation in the Plan. All further obligations of either party will be determined under the provisions of this Plan according to the nature of the termination. The Corporation is an at will employer.

Notice. Each notice and other communication must be in writing and deemed given only when (a) delivered by hand, (b) transmitted by telex or telecopier (provided a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Corporation at its principal office and to a Participant at the last known address of the Participant (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).

Claims Procedures. If a Participant or the Participant’s designated Beneficiary does not receive benefits to which he or she believes he or she is entitled, such person may file a claim in writing with the Committee. The Committee establishes a claims procedure with the following provisions:

Notification of Decision. If the claim is wholly or partially denied, the Committee will notify the claimant in writing within 90 days after the claim has been received (unless special circumstances require an extension of up to 90 additional days). The written notification must state the specific reasons for the denial of the claim and the specific references to the Plan provisions upon which the denial is based. It must describe any additional material the claimant may need to submit to the Committee to have the claim approved and must give the reasons why the material is necessary. In addition, the notice must explain the claim review procedure and be written in a manner calculated to be understood by the Participant or the Beneficiary.

Claim Review Procedure. If a Participant or Beneficiary receives a notice that the claim has been denied, the claimant, or his or her authorized representative, may appeal to the Committee for a review of the claim. The claimant must submit a request for a review in writing to the Committee no later than 60 days after the date the written notice of the claim denial is received. The claimant, or his or her representative, may then review Plan documents that pertain to the claim and may submit issues and comments in writing to the Committee. The Committee must give the claim for review a full and fair review and must deliver to the claimant a written determination of the claim, including specific reasons for the decision, not later than 60 days after the date the Committee received the request for review (unless special circumstances require an extension of up to 60 additional days). The decision of the Committee will be final and conclusive.

New York Law Controlling. The Plan must be construed in accordance with the laws of the State of New York. All controversies arising must be adjudicated in a court of competent jurisdiction located in the State of New York, and the Participant hereby consents to jurisdiction in the State of New York for purposes of that legal action.

Severability. Every provision of the Plan is intended to be severable. If any provision of the Plan is illegal or invalid for any reason, the illegality or invalidity of that provision will not affect the validity or legality of the remainder of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been made part of the Plan.

Binding on Successors. The Plan is binding on the Participants and the Corporation, their heirs, successors, legal representatives and assigns.

Discretionary Nature of Plan. Participation in and determination of amounts of benefits under the Plan will be determined in the sole discretion of the Committee. No employee has any right to receive benefits under the Plan for any reason (including but not limited to, length of service, performance, receipt of benefits in prior periods, and awards to other individuals) other than as determined by the Committee acting in its sole discretion.

Titles. Titles to the Articles and Sections of this Plan are included for convenience only and do not control the meaning or interpretation of any provision of this Plan.

Code Section 409A Savings Clause. Notwithstanding any other provision in this Plan, to the extent that any amounts payable under this Plan (1) are subject to Section 409A of the Code, and (2) the time or form of payment of those amounts would not be in compliance with Section 409A of the Code, then payment of those amounts will be made at such time and in such a manner that the payment will be in compliance with Section 409A of the Code. If the time or form of payment cannot be modified in such a way as to be in compliance with Section 409A of the Code, then the payment will be made as otherwise provided in this Plan, disregarding this Section.

Special 409A Transitional Rules. Consistent with the provisions found in Internal Revenue Service Notice 2005-1 and regulations proposed under Section 409A of the Code, Participants may, prior to December 31, 2007, make a new payment election regarding the distribution date and the form under which benefits under the Plan are to be paid for benefits under the Plan, which election will override any prior election or any contrary provision of the Plan. However, a Participant cannot in calendar year 2007 change payment elections with respect to payments that the Participant would otherwise receive in 2007, or to cause payments to be made in 2007.

409A Liability Limitation. Benefits under the Plan are intended to comply with the rules of Section 409A of the Code and will be construed accordingly. However, the Corporation will not be liable to any Participant or Beneficiary with respect to any benefit related adverse tax consequences arising under Section 409A or other provision of the Code.

COMPUTER TASK GROUP, INC.

Date:	By:

Title:

SCHEDULE A

COMPUTER TASK GROUP, INC.

NON-QUALIFIED KEY EMPLOYEE DEFERRED COMPENSATION PLAN

2007 RESTATEMENT

Designation of Beneficiary

Primary Beneficiary:

Name	Relationship	Percent of Benefit

1.

2.

3.

4.

Secondary Beneficiary:

In place of Benefit to be paid to Number:

	Name	Relationship

1.

2.

3.

4.

Date	Participant